SEARCHLIGHT MINERALS CORP.
2009 EQUITY INCENTIVE PLAN FOR DIRECTORS
Established December 15, 2009

Section 1.    Purpose.

(a)
The purpose of this Searchlight Minerals Corp. 2009 Equity Incentive Plan for Directors (the “Plan”) is to assist Searchlight Minerals Corp. (the “Company”) in attracting and retaining qualified individuals to its Board of Directors.  The Plan provides for equity ownership opportunities to Directors in order to encourage and enable them to participate in the Company’s future prosperity and growth and to better match the interests of such Directors and the Company’s stockholders.

(b)
The Plan authorizes stock-based and cash-based incentives for Participants.  Awards may be made in the form of (i) Nonqualified Stock Options; (ii) Restricted Stock; (iii) Stock Units; and (iv) any combination of the foregoing.

Section 2.    Definitions.  The following terms have the respective meanings, in addition to the capitalized terms defined in Section 1 hereof or as otherwise defined throughout this document:

(a)
“Award” means any Option, Restricted Stock, Stock Unit, or Stock granted in lieu of another award or Other Stock-Based Award, together with any related right or interest, granted to a Participant under the Plan.

(b)	“Award Agreement” means any Option Agreement, Restricted Stock Agreement, Stock Unit Agreement, or any other agreement under which the Company grants an Eligible Person an Award.

(c)
“Beneficiary” means the person(s) or trust(s) designated as being entitled to receive the benefits under a Participant’s Award upon and following a Participant’s death.  Unless otherwise determined by the Committee, a Participant may designate one or more persons or one or more trusts as his or her Beneficiary.

(d)	“Board” means the Company’s Board of Directors.

(e)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, any successor thereto, and including any regulations promulgated thereunder.

(f)	“Committee” means the committee created and appointed by the Board to administer the Plan, or if no committee is created or appointed, the Board.

(g)
“Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any of the following:  (i) any person or group of persons (as defined in Sections 13(d) and 14(d) of the Exchange Act) together with his/her/their affiliates, excluding employee benefit plans of the Company, is or becomes, directly or indirectly, the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act) of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; or (ii) a merger or consolidation of the Company with any other corporation or entity is consummated regardless of which entity is the survivor, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or its parent) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iii) the Company is completely liquidated or all or substantially all of the Company’s assets are sold.

(h)
“Date of Grant” means the date on which the Committee has completed all corporate action necessary to give the Participant a legally binding right to the Award, including the setting of the number of shares of Stock subject to the Award and the exercise price.

(i)	“Director” means an individual who provides services to the Company as a member of its Board of Directors whether or not as an employee.

(j)
“Dividend Equivalent” means a right, granted under this Plan, to receive cash, Stock, other Awards or other property equal in value to all or a portion of the dividends paid with respect to a specified number of shares of Stock.

(k)	“Eligible Persons” means those persons who are designated by the Committee under Section 5(a) of this Plan to receive Awards.

(l)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and shall include any successor thereto.

(m)	“Fair Market Value” or “FMV” means, as of any date, the fair market value of a share of the Company’s Stock as determined in good faith and under procedures established by the Committee as follows:

(i) if on the Date of Grant or other determination date the Stock is listed on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market, the Committee shall determine the appropriate exchange or market) on the Date of Grant or such other determination date;

(ii)  if on the Date of Grant or other determination date the Stock is listed on an established securities market, but there is ,no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on the Date of Grant or other determination date;

(iii)  if on the Date of Grant or other determination date the Stock is listed on an established securities market, but no sale of Stock is reported for such trading day, the Fair Market Value shall be the closing price on the next preceding day on which any sale shall have been reported before the Date of Grant or other determination date; or

(iv)  if the Stock is not listed or admitted to trading on a national securities exchange, the  Fair Market Value shall be the value of the Stock as determined by reasonable application by the Committee of a reasonable valuation method in conformance with the requirements of Treasury Regulations Section 1.409A-1(b)(5)(iv)(B).

(n)
“Incentive Stock Option” or “ISO” means any Option intended to be, designated as, and that otherwise qualifies as an “Incentive Stock Option” within the meaning of Code Section 422.  Incentive Stock Options are not granted under this Plan.

(o)	“Nonqualified Stock Option” means any Option that is not an Incentive Stock Option.

(p)	“Option” means a right to purchase Stock granted under Section 6(b) of the Plan. All Options shall be Nonqualified Stock Options.

(q)	“Other Stock-Based Awards” means Awards granted to a Participant that are valued, in whole or in part, by reference to, or otherwise based on, shares of Stock.

(r)	“Participant” means a person who has been granted an Award under the Plan that remains outstanding, including a person who is no longer an Eligible Person.

(s)	“Restricted Stock” means Stock granted under this Plan, which is subject to certain restrictions and to a risk of forfeiture.

(t)	“Section 16 Participant” means a Participant under the Plan who is subject to Section 16 of the Exchange Act.

(u)
“Stock” means shares of the Company’s stock which is common stock for purposes for purposes of Section 305 of the Code and the implementing regulations, with $0.001 par value per share, and any other equity securities of the Company that may be substituted or resubstituted for such Stock.  In all cases under this plan, Stock shall constitute “service recipient stock” within the meaning of Treasury Regulation Section 1.409A-1(b)(5)(iii).

(v)
“Stock Units” means a right granted under this Plan to receive Stock or other Awards or a combination thereof at the end of a specified period.  Stock Units subject to a risk of forfeiture may be designated as “Restricted Stock Units.”

Section 3.    Administration.

(a)
Authority of the Committee.  The Plan shall be administered by the Committee.  Any interpretation or administration of the Plan by the Committee, and all actions and determinations of the Committee, shall be final, binding and conclusive on the Company, its stockholders, all Participants in the Plan, their respective legal representatives, successors and assigns, and all persons claiming under or through any of them. The Committee shall consider such factors as it deems relevant to making such decisions, determinations, and interpretations. A Participant or other holder of an Award may contest a decision or action of the Committee with respect to such person or Award only on the grounds that such decision or action is arbitrary or capricious or was unlawful.

(b)
Composition of the Committee.  The Committee shall consist of not less than three directors.  Those Directors shall be appointed by the Board and shall serve as the Committee at the pleasure of the Board.  The function of the Committee specified in the Plan shall be exercised by the entire Board if, and to the extent, that no Committee exists that has the authority to so administer the Plan.

(c)
Manner of Exercise of Committee Authority.  The Committee shall have the full power and authority to interpret and administer the Plan in its sole discretion, including exercising all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan. The Committee’s powers and authorities include, without limitation, the following: (i) the sole ability to determine eligibility criteria for Awards; (ii) to select the Eligible Persons to whom Awards may from time to time be granted; (iii) to determine the time or times at which Awards shall be granted; (iv) to determine the number of shares of Stock to be covered by each Award; (v) to determine and modify from time to time the specific terms and conditions, including restrictions not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards; (vi) to determine the vesting and exercisability of any Award and to accelerate at any time the vesting or exercisability of all or any portion of any Award; (vii) subject to the provisions of this Plan, to extend at any time the period in which Stock Options may be exercised; (viii) to determine the exercise or purchase price of such shares of Stock; (ix) to determine if and when Awards are forfeited or expire under their terms; (x) to interpret and construe the Plan provisions; any amendments, and any rules and regulations relating to the Plan; (xi) to make exceptions to any Plan provisions in good faith and for the benefit of the Company; and (xii) to make all other determinations deemed necessary or advisable for the administration of the Plan.

(d)
Delegation of Authority.  The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan; provided, that such delegation may not include the selection or grant of Awards to Participants or Eligible Persons who are executive officers of the Company or Section 16 Participants.

(e)
Committee Vacancies.  The Board shall fill all vacancies in the Committee.  The Board may from time to time appoint additional members to the Committee and may at any time remove one or more Committee members and substitute others.  One member of the Committee shall be selected by the Board as chairman.  The Committee shall hold its meetings at such times and places as it shall deem advisable.  All determinations of the Committee shall be made by not less than a majority of its members either present in-person or participating by a telephone conference at a meeting or by written consent.  The Committee shall keep minutes of its meetings.  The Committee may appoint a secretary to keep such minutes and may make such rules and regulations for the conduct of its business as it shall deem advisable, but in accordance with the written charter prepared by the Board and which may be amended from time to time by the Board.  The secretary shall not need to be a member of the Committee or a member of the Board.

(f)
Limitation of Liability.  The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan.  Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

Section 4.    Stock Subject To Plan.

(a)
Overall Number of Shares Available.  Subject to adjustment as provided under Section 10(c), the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be 750,000 shares.  Any shares of Stock issued under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.  The authorized number of reserved and available shares may be increased from time to time by approval of the Board and, if such approval is required, by the stockholders of the Company.

(b)
Accounting Procedures.  The Committee may adopt reasonable accounting procedures to ensure an appropriate accounting of Stock subject to the Plan, avoid double counting (as, for example, in the case of tandem or substitute Awards) and make adjustments in accordance with this Section 4(b).  Shares shall be counted against those reserved to the extent such shares have been delivered and are no longer subject to a risk of forfeiture.  Accordingly, (i) to the extent that an Award under the Plan is canceled, expired, forfeited, settled in cash, settled by delivery of fewer shares than the number underlying the Award, or otherwise terminated without delivery of Stock to the Participant, the Stock retained by or returned to the Company will not be deemed to have been delivered under the Plan; and (ii) Stock that is withheld from such Award or separately surrendered by the Participant in payment of the exercise price or taxes relating to such Award shall be deemed to constitute Stock not delivered and will be available under the Plan.  The Committee may determine that Awards may be outstanding that relate to more Stock than the aggregate shares of Stock remaining available under the Plan so long as Awards will not in fact result in delivery and vesting of shares of Stock in excess of the number then available under the Plan.  In addition, in the case of any Award granted in assumption of or in substitution for an award of a company or business acquired by the Company or with which the Company combines, shares delivered or deliverable in connection with such assumed or substitute Award shall not be counted against the number of shares of Stock reserved under the Plan. The authorized number of reserved and available shares may be increased from time to time by approval of the Board and, if such approval is required, by the stockholders of the Company.

(c)
Individual Annual Award Limits.  No Participant may be granted Options or other Awards under the Plan with respect to an aggregate of more than 200,000 shares of Stock (subject to adjustment as otherwise may be provided for throughout this Plan) during any calendar year.

Section 5.    Eligibility.

(a)
Eligibility.  Grants of Awards may be made from time to time only to those  Directors designated by the Committee in its sole and exclusive discretion as eligible to receive such Awards (“Eligible Persons”).  The Committee may grant more than one Award to the same Eligible Person.  Awards may be made to members of the Committee and must be approved and granted by a majority of the disinterested members of the Board.

(b)
Participation.  An Eligible Person shall become a Participant in the Plan and shall perfect his or her Award only after he or she has completed the applicable Award Agreement in a manner that is satisfactory to the Committee and has delivered said Award Agreement to the Committee.  A Participant shall continue his or her participation in the Plan, even if no longer an Eligible Person, until any and all of his or her interests that are held under the Plan expire or are paid.

Section 6.    Specific Terms of Awards Granted Under the Plan.

(a)
General Terms of All Awards.  All Awards granted under the Plan, including Awards of any Stock Units, shall be evidenced by an Award Agreement.  Award Agreements may provide for grants of Awards on the specific terms and conditions set forth in this Section 6.  Alternatively, the Committee may impose on any individual Award, as specified in the individual Award Agreement, such additional terms and conditions, not inconsistent with the provisions of the Plan, or applicable law, as the Committee shall determine, including terms requiring forfeiture of Awards and terms permitting a Participant to make elections relating to his or her Award.  The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan and the terms of the Award Agreement; provided, that the exercise of such discretion shall in no event cause an Award to become subject to the terms and conditions of Code Section 409A, unless otherwise agreed upon between the Company and the Eligible Person.  The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the Nevada Revised Statutes, and may otherwise require payment of consideration for an Award except as limited by the Plan and as otherwise required by applicable law.

If it is determined by the Committee prior to the grant of any Award that such Award would be subject to Code Section 409A, the Award Agreement shall incorporate the terms and conditions required by Code Section 409A. To the extent applicable, this Plan and the Award Agreements shall be interpreted in accordance with Code Section 409A and its implementing regulations.

In the event the Committee determines after the Date of Grant that any Award granted hereunder may be subject to Code Section 409A, the Committee may adopt such amendments to the Plan and/or applicable Award Agreement or adopt other policies and procedures (including those with retroactive effect) or take any other actions that the Committee determines are necessary and appropriate to (i) exempt the Award from Code Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of Code Section 409A.

(b)
Option Awards.  Options granted under the Plan shall be evidenced by an agreement (“Option Agreement”).  Only Nonqualified Stock Options may be awarded to Participants, which may be granted on the following terms and conditions:

(i)
Time and Method of Exercise.  The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part, the methods by which such exercise price may be paid or deemed to be paid and the form of such payment, including, without limitation, cash, Stock (including by withholding Stock deliverable upon exercise), other Awards, and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options.

(ii)	Option Term. Each Option shall be exercisable for ten years from the Date of Grant or such lesser period, as specified in the Option Agreement.

(iii)
Exercise Price.  The option price per share of Stock purchasable under an Option shall be determined by the Committee, shall be set forth on the applicable Option Agreement, and shall be not less than 100% of the Fair Market Value of the Stock at the Date of Grant.  Prior to the Date of Grant, the Committee shall specify the method by and date on which the Fair Market Value of the Option will be determined.

(iv)
Non-Transferability of Options.  No Option shall be transferable by any Participant other than with prior approval by the Committee.  Any attempted transfer without Committee approval shall be null and void.  Unless Committee approval of the transfer shall have been obtained, all Options shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s legal representative.  Without limiting the generality of the foregoing, the Committee may, in the manner established by the Committee, provide for the irrevocable transfer, without payment of consideration, of any Option by a Participant to a member of the Participant’s family or to a family entity.  In such case, the Option shall be exercisable only by such transferee. For purposes of this provision:  (a) a Participant’s “family” shall include the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including through adoptive relationships, and any person sharing the Participant’s household (other than a tenant or employee); and (b) a “family entity” shall include a trust in which the foregoing persons have more than fifty percent of the beneficial interest, a foundation in which the foregoing persons (or the Participant) control the management of assets, and any other entity in which the foregoing persons (or the Participant) own more than fifty percent of the voting interests. Neither a transfer under a domestic relations order in settlement of marital property rights nor a transfer to an entity in which more than fifty percent of the voting interests are owned by family members (or the Participant) in exchange for an interest in that entity shall be considered to be a transfer for consideration.

(v)
Forfeiture Of Unvested Options Upon Termination of Service on the Board.  Except as otherwise provided in Section 6(b)(vi), if a Participant ceases to be a member of the Company’s Board of Directors for any reason other than death, then all unvested Options  shall be forfeited on the date the Participant ceases to be a member of the Board. All vested Options may thereafter be exercised by any transferee of the Participant, if applicable, or by the legal representative of the estate or by the legatee of the Participant under the will of the Participant for a period of one year following the Participant’s death.

(vi)
Termination of Service by Reason of Death.  If the Participant ceases to be a member of the Company’s Board of Directors by reason of death, any unvested portion of the Option shall vest, and all Options shall become exercisable in full from and after such death.  All Options may thereafter be exercised by any transferee of the Participant, if applicable, or by the legal representative of the estate or by the legatee of Participant under the will of the Participant for a period of one year following the Participant’s death.

(c)
Restricted Stock.  Restricted Stock granted under the Plan shall be evidenced by an  agreement (“Restricted Stock Agreement”).  The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i)
Grant and Restrictions.  Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments or otherwise and under such other circumstances as the Committee may determine at the Date of Grant, and which shall be set forth in the applicable Restricted Stock Agreement, or thereafter.  Except to the extent restricted under the terms of the Plan and any Restricted Stock Agreement, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon; provided, however, that the Committee may require mandatory reinvestment of dividends in additional Restricted Stock, may provide that no dividends will be paid on Restricted Stock or retained by the Participant, or may impose other restrictions on the rights attached to Restricted Stock.

(ii)
Forfeiture.  Except as otherwise determined by the Committee, upon termination of directorship  during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Restricted Stock Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including in the event of a termination of directorship resulting from specified causes.

(iii)
Certificates for Stock.  Restricted Stock granted under the Plan shall be evidenced in such manner as the Committee shall determine.  Certificates representing Restricted Stock shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to the Award of such Restricted Stock.  The Company shall retain physical possession of the stock certificates until the time that the restrictions thereon have lapsed, and the Participant shall have delivered a stock power to the Company, endorsed in blank, relating to the Stock covered by such Restricted Stock. The distribution of Stock upon the lapse of restrictions  shall be made to the  Participant on or before the period ending on the later of : (i) the 15th day of the third month following the end of the Participant’s first taxable year in which the right to payment is no longer subject to restrictions; or (ii) the 15th day of the third month following the end of the Company’s first taxable year in which the right to payment is no longer subject to restrictions.

(iv)
Dividends and Splits.  As a condition to the grant of an Award of Restricted Stock, the Committee may require that any dividends paid on a share of Restricted Stock shall be either (A) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms as applied to the original Restricted Stock to which it relates. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(d)
Stock Units.  Stock Units granted under the Plan, whether or not subject to restrictions, shall be evidenced by an agreement (“Stock Unit Agreement”).  The Committee is authorized to grant Stock Units to Participants, subject to the following terms and conditions:

(i)
Award and Restrictions.  Issuance of Stock will occur upon expiration of the holding period, if any, specified for the Stock Units by the Committee.  In addition, Stock Units shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse at the expiration of the holding period or at earlier specified times, separately or in combination, in installments or otherwise, and under such other circumstances as the Committee may determine at the Date of Grant or thereafter.  Stock Units may be settled by delivery of Stock, other Awards, or a combination thereof, as determined by the Committee at the Date of Grant or thereafter.

(ii)
Forfeiture.  Except as otherwise determined by the Committee, upon a Participant’s termination of directorship during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award document evidencing the Stock Units), all Stock Units that are at that time subject to such forfeiture conditions shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Stock Units will lapse in whole or in part, including in the event of a termination of directorship resulting from specified causes. Stock Units subject to a risk of forfeiture shall be designated as “Restricted Stock Units” unless otherwise determined by the Committee.

(iii)
Dividend Equivalents.  Unless otherwise determined by the Committee, Dividend Equivalents on the specified number of shares of Stock underlying Stock Units shall be either (A) paid with respect to such Stock Units at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Stock Units, other Awards or other investment vehicles having a Fair Market Value equal to the amount of such dividends, as the Committee shall determine; provided, however, that the Committee may provide that no Dividend Equivalents will be paid on a given Award of Stock Units.

(e)
Other Stock-Based Awards.  The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock or factors that may influence the value of Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries or affiliates or other business units.  The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section.

Section 7.	Additional Provisions Applicable to Awards.

(a)
Stand-Alone, Additional, Tandem, and Substitute Awards.  Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company or any other right of a Participant to receive payment from the Company.  Awards granted in addition to or in tandem with other Awards may be granted either as of the same time as or a different time from the grant of such other Awards. Subject to the Plan’s terms, the Committee may determine that, in granting a new Award, the in-the-money value or fair value of any surrendered Award or award or the value of any other right to payment surrendered by the Participant may be applied to the purchase of any other Award; provided, that such surrender does not result in a “modification,” “extension,” “substitution” or “assumption” of a Stock right, as determined under Treasury Regulation Section 1.409A-1(b)(5)(v) that would cause such Stock rights to be considered the grant of a new Stock right which is subject to the terms and conditions of Code Section 409A.  Any transaction otherwise authorized under this Section 7(a) remains subject to all applicable restrictions under the Plan and may not result in an Award that is subject to the terms and conditions of Code Section 409A by virtue of such transaction; in such event, any transaction that would otherwise be permissible under this Section 7(a) shall be prohibited unless the Participant and the Company mutually agree in writing to cause an Award to become subject to the terms and conditions of Code Section 409A under this Section 7(a).

(b)
Form and Timing of Payment Under Awards; Deferrals.  Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, or in installments.

(c)
Certain Limitations on Awards to Ensure Compliance with Code Section 409A.  Other provisions of the Plan notwithstanding, the Award Agreement evidencing any “409A Award” (which for this purpose means only such an Award held by a Participant which is subject to the terms and conditions of Code Section 409A), shall incorporate the terms and conditions necessary to avoid the consequences specified in Code Section 409A(a)(1). Any terms or conditions inconsistent with the requirements of  Code Section 409A and its implementing regulations shall be automatically modified and limited (even retroactively) to the extent necessary to conform said Award with Code Section 409A.  Notwithstanding anything to the contrary herein, the Company shall not be liable for any unintended adverse tax consequences which may be imposed on the Participant due to receipt, exercise or settlement of any Stock Option or other Award granted hereunder, including the taxes and penalties of Code Section 409A.

Section 8.	Corporate Transactions.

(a)
Corporate Transaction in which Awards are not Assumed.  Upon the occurrence of a Corporate Transaction in which outstanding Options, Restricted Stock Awards, Stock Units, and Other Stock-Based Awards are not being assumed or continued:

(i)
All outstanding shares of Restricted Stock shall be deemed to have vested, and all Stock Units shall be deemed to have vested and the shares of Stock subject thereto shall be delivered, immediately prior to the occurrence of such Corporate Transaction, and

(ii)	Either of the following two actions shall be taken:

(A)
fifteen days prior to the scheduled consummation of a Corporate Transaction, all Options outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days, or

(B)
the Committee may elect, in its sole discretion, to cancel any outstanding Awards of Options, Restricted Stock, and/or Stock Units and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Committee acting in good faith), in the case of Restricted Stock or Stock Units, equal to the formula or fixed price per share paid to holders of shares of Stock and, in the case of Options, equal to the product of the number of shares of Stock subject to the Option (the “Award Shares”) multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (II) the Option Price Exercise Price applicable to such Award Shares.

(iii)
With respect to the Company’s establishment of an exercise window, (i) any exercise of an Option during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Corporate Transaction, the Plan and all outstanding but unexercised Options shall terminate. The Committee shall send notice of an event that will result in such a termination to all individuals who hold Options not later than the time at which the Company gives notice thereof to its stockholders.

(b)
Corporate Transaction in which Awards are Assumed.  The Plan, Options, Restricted Stock Awards, Stock Units, and Other Stock-Based Awards theretofore granted shall continue in the manner and under the terms so provided in the event of any Corporate Transaction to the extent that provision is made in writing in connection with such Corporate Transaction for the assumption or continuation of the Options, Restricted Stock Awards, Stock Units, and Other Stock-Based Awards theretofore granted, or for the substitution for such Options, Restricted Stock Awards, Stock Units, and Other Stock-Based Awards for new common stock options and new common stock units and restricted stock relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option exercise prices in accordance with the provisions of Sections 5(b) and 10(c).

Section 9.	Additional Award Forfeiture Provisions.

The Committee may condition a Participant’s right to receive a grant of an Award, to exercise the Award, to receive a settlement or distribution with respect to the Award or to retain cash, Stock, other Awards, or other property acquired in connection with an Award, upon compliance by the Participant with specified conditions that protect the business interests of the Company from harmful actions of the Participant, including conditions relating to non-competition, confidentiality of information relating to or possessed by the Company, non-solicitation of customers, suppliers, and employees of the Company, cooperation in litigation, non-disparagement of the Company and the officers, directors and affiliates of the Company and other restrictions upon or covenants of the Participant, including during specified periods following termination of directorship.

Section 10.	General Provisions.

(a)	Compliance with Legal and Other Requirements.

(i)
The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.  The foregoing notwithstanding, in connection with the occurrence of a Corporate Transaction, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Corporate Transaction.

(ii)
If the Participant is subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, the grant of this Option shall not be effective until such person complies with the reporting requirement of Section 16(a).

(b)	Limits on Transferability; Beneficiaries.

(i)
Awards granted under the Plan shall not be transferable except as permitted by the Company.  Options may be exercised as provided for under Section 6(b).  All other Awards may be transferable by will and the laws of descent and distribution, but only if specifically provided for in the Award Agreement.  Any attempted sale, pledge, assignment, hypothecation or other transfer of an Award contrary to the provisions hereof and, the levy of any execution, attachment or similar process upon an Award shall be null and void and without force or effect and shall result in automatic termination of the Award.

(ii)
(A) As a condition to the transfer of any shares of Stock issued upon exercise of an Award granted under this Plan, the Company may require an opinion of counsel, satisfactory to the Company, to the effect that such transfer will not be in violation of the Securities Act of 1933 or any other applicable securities laws or that such transfer has been registered under federal and all applicable state securities laws; (B) further, the Company shall be authorized to refrain from delivering or transferring shares of Stock issued under this Plan until the Board determines that such delivery or transfer will not violate applicable securities laws and the Participant has tendered to the Company any federal, state or local tax owed by the Participant as a result of exercising the Award, or disposing of any Stock, when the Company has a legal liability to satisfy such tax; (C) the Company shall not be liable for damages due to delay in the delivery or issuance of any stock certificate for any reason whatsoever, including, but not limited to, a delay caused by listing requirements of any securities exchange or any registration requirements under the Securities Act of 1933, the Securities Exchange Act of 1934, or under any other state or federal law, rule or regulations; (D) the Company is under no obligation to take any action or incur any expense in order to register or qualify the delivery or transfer of shares of Stock under applicable securities laws or to perfect any exemption from such registration or qualification; and (E) furthermore, the Company will have no liability to any Participant for refusing to deliver or transfer shares of Stock if such refusal is based upon the foregoing provisions of this Section.

(c)
Effect of Certain Changes.  In the event of any merger, reorganization, consolidation, recapitalization, share dividend, share split, combination of shares or other change in corporate structure of the Company affecting the Stock, the Committee shall make appropriate or proportionate substitution or adjustment in: (i) the aggregate number of Stock reserved for issuance under the Plan, (ii) the number and kind of shares of Stock or other securities subject to any then outstanding Awards issued under the Plan; (iii) the  price of the shares of Stock subject to outstanding Stock Options granted under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options) as to which such Stock Options remain exercisable; and (iv) the repurchase price per share subject to each outstanding Restricted Stock Award and any other outstanding Awards  granted under the Plan. Notwithstanding the foregoing, any substitution or adjustment by the Committee shall comply with Treasury Regulations Section 1.409A-1(b)(5)(v)(D) which will be deemed to be satisfied if the ratio of the exercise price to the Fair Market Value of the shares subject to the Awards immediately after the substitution or adjustment is not greater than the ratio of the exercise price to the Fair Market Value of the shares subject to the Stock right immediately before the substitution or adjustment. The Committee’s substitution or adjustment shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan as a result of any such substitution or adjustment; but the Committee may, in its sole discretion, authorize a cash payment to be made to the Participant in lieu of fractional shares.

(d)	Tax Provisions.

(i)
Withholding.  The Committee shall so require, as a condition of exercise, each Participant to agree that:  (A) no later than the date of exercise of any Option granted hereunder, the optionee will pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the exercise of such Option; and (B) the Company shall, to the extent permitted or required by law, have the right to deduct federal, state and local taxes of any kind required by law to be withheld upon the exercise of such Option from any payment of any kind otherwise due to the Participant.  For withholding tax purposes, the shares of Stock shall be valued on the date the withholding obligations are incurred.  The Company shall not be obligated to advise any optionee of the existence of any such tax or the amount that the Company will be so required to withhold.

(ii)
Required Consent to and Notification of Code Section 83(b) Election.  No election under Code Section 83(b) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award Agreement or by action of the Committee in writing prior to the making of such election.  In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

(e)
Changes to the Plan.  The Board at any time and from time to time may suspend, terminate, modify or amend the Plan; provided, however, that the Company shall submit for the approval of a majority of the stockholders of the Company presented or represented and entitled to vote at a duly constituted and held meeting of the stockholders, any amendment that would:  (i) materially increase the benefits accruing to Participants under the Plan, (ii) increase the number of shares of Stock as to which Awards may be granted under the Plan, (iii) extend the term of the Plan,  (iv) materially modify the requirements as to eligibility for participation in the Plan, (v) expand the types of Awards provided under the Plan, or (vi) be otherwise required by applicable laws, regulations or rules. Any such increase or modification that may result from adjustments authorized by Section 10(c) hereof shall not require such approval.  In addition, no such amendment or alteration shall be made which would impair the rights of any Participant, without such Participant’s written consent, under any Award theretofore granted, provided that no such consent shall be required with respect to any amendment or alteration either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy or conform to any law or regulation or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment is adequately compensated.

(f)
Unfunded Status of Awards, Creation of Rabbi Trusts.  The Plan is intended to constitute an “unfunded” plan for equity incentive compensation. With respect to any payments not yet made to a Participant or obligations to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of rabbi trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines.

(g)
Nonexclusivity of the Plan.  Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive or compensation arrangements, apart from the Plan, as it may deem desirable, including incentive or compensation arrangements and awards to which Code Section 409A does apply, and such other arrangements may be either applicable generally or only in specific cases.

(h)
Payments in the Event of Forfeitures; Fractional Shares.  Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award.  The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(i)
Governing Law.  The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of  Nevada, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

(j)
Limitation on Rights Conferred Under The Plan.  Neither the Plan nor any action taken hereunder shall be construed as (i) giving any  Director or Participant the right to continue as a  Director or Participant or in service of the Company as a member of the Board, (ii) interfering in any way with the right of the Company to terminate any  Director’s or Participant’s service on the Company’s Board at any time (subject to the terms and provisions of any separate written agreements), (iii) giving a Director or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and Directors, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

(k)
Termination of Right of Action.  Every right of action arising out of or in connection with the Plan by or on behalf of the Company or by any stockholder of the Company against any past, present or future member of the Board, or against any employer, or by an employee (past, present or future) against the Company will, irrespective of the place where an action may be brought and irrespective of the place of residence of any such stockholder, director or employee, cease and be barred as of the expiration of three years from the date of the act or omission in respect of which such right of action is alleged to have risen.

(l)
Assumption.  The terms and conditions of any outstanding Awards granted pursuant to this Plan shall be assumed by, be binding upon and inure to the benefit of any successor company to the Company and shall continue to be governed by, to the extent applicable, the terms and conditions of this Plan.  Such successor Company shall not be otherwise obligated to assume this Plan.

(m)
Severability; Entire Agreement.  If any of the provisions of this Plan or any Award Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder.  The Plan and any Award Agreements contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.  No rule of strict construction shall be applied against the Company, the Committee, or any other person in the interpretation of any terms of the Plan, Award, or Award Agreement or other document relating thereto.

(n)
Plan Effective Date.  The Plan shall be effective December 15, 2009 (the “Effective Date”), subject to its approval by the stockholders of the Company by the affirmative votes of the holders of a majority of the voting securities of the Company present, or represented, and entitled to vote on the subject matter at a duly held meeting of stockholders; provided, that the total vote cast on the proposal represents over fifty percent (50%) in interest of all securities entitled to vote on the proposal.

(o)	Adoption.

 (i)           This Plan was approved by the Board of Directors of the Company at a meeting on October 15, 2009.

 (ii)          This Plan was approved by the stockholders of the Company at a meeting on December 15, 2009.

SEARCHLIGHT MINERALS CORP.

By:	/s/ Ian R. McNeil
Ian R. McNeil
President